Exhibit 10.4

EXECUTION COPY

February 1, 2006

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W

Boulder, Colorado  80301

Attention:  Leonard Shaykin, Chairman and Chief Executive Officer

Re:          Lock-Up Agreement

Ladies and Gentlemen:

Reference hereby is made to that certain Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), by and among Tapestry Pharmaceuticals, Inc. (the “Company”) and each of the Investors party thereto (the “Investors”).  Terms used but not otherwise defined herein shall have the meaning set forth in Purchase Agreement.

In consideration of the Investors’ agreement to enter into the Purchase Agreement and to proceed with the transactions contemplated thereby, and for other good and valuable consideration, receipt of which is hereby acknowledged, each of the undersigned hereby agrees for the benefit of the Company and the Investors that the undersigned will not, during the period beginning on the date hereof and ending on the earliest to occur of (i) the first date following termination of the Purchase Agreement, (ii) ninety days after the Effective Date or (iii) with respect to any of the undersigned, the first date following termination of such undersigned’s employment by or directorship with the Company that is six months following the last opposite-way transaction that occurred prior to such termination of employment or directorship, directly or indirectly (A) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the 1934 Act) by the undersigned on the date hereof or hereafter acquired or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Each of the undersigned understands that the Investors and the Company are entering into the Purchase Agreement and proceeding with the transactions contemplated thereby in reliance upon this letter agreement.  The Investors are intended third party beneficiaries of this letter agreement.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

Very truly yours,

/s/ Leonard P. Shaykin
Leonard P. Shaykin

/s/ Martin M. Batt
Martin M. Batt

Patricia A. Pilia

/s/ Gordon Link
Gordon Link

/s/ Kai P. Larson
Kai P. Larson

/s/ Bruce W. Fiedler
Bruce W. Fiedler

Stephen K. Carter, M.D.

/s/ George M. Gould
George M. Gould

Arthur H. Hayes, Jr.

/s/ Elliot M. Maza
Elliot M. Maza

/s/ Richard N. Perle
The Honorable Richard N. Perle

/s/ Robert E. Pollack
Robert E. Pollack